Exhibit 10.32
AMENDMENT NO. 2
TO THE
SECOND AMENDED AND RESTATED ADVISORY AGREEMENT
    This amendment no. 2 to the Second Amended and Restated Advisory Agreement dated as of April 28, 2016 and amended on June 28, 2016 (as amended, the “Advisory Agreement”), between KBS Growth & Income REIT, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of November 9, 2016 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, upon the terms set forth in this Amendment, the Company and the Advisor have agreed to amend certain terms related to the Subordinated Performance Fee Due Upon Termination payable to the Advisor by the Company;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree to amend the Advisory Agreement as follows:
1.Subordinated Performance Fee Due Upon Termination. The definition of “Subordinated Performance Fee Due Upon Termination” in Article 1 of the Advisory Agreement is hereby amended and restated in its entirety as follows:
““Subordinated Performance Fee Upon Termination” means a fee payable in the form of a promissory note (the “Performance Fee Note”) in a principal amount equal to (1) 15% of the amount, if any, by which (a) the Appraised Value of the Company’s Properties at the Termination Date, less amounts of all third-party indebtedness secured by the Company’s Properties, plus the fair market value of all other Loans and Permitted Investments of the Company at the Termination Date, less amounts of third-party indebtedness related to such Loans and Permitted Investments, plus the fair market value of the Company’s other assets and liabilities, plus total Distributions through the Termination Date exceeds (b) the Gross Investment Amount plus total Distributions required to be made to the stockholders in order to pay the Stockholders’ 6% Return from inception through the Termination Date. After the Termination Date, the Company shall repay the Performance Fee Note at such time as the Company completes the first Sale or Settlement after the date Stockholders have received Distributions in an aggregate amount equal to the sum of the Stockholders’ 6% Return and the Gross Investment Amount (the “Performance Fee Trigger Date”) and which Performance Fee will be paid using Cash from Sales and Settlements. If the Cash from Sales and Settlements from the first Sale or Settlement after the Performance Fee Trigger Date is insufficient to pay the Performance Fee Note in full, then the Performance Fee Note shall be paid in part from the Cash from Sales and Settlement from the first Sale or Settlement, and in part from the Cash from Sales and Settlements from each successive Sale or Settlement until the Performance Fee Note is repaid in full. If the Performance Fee

Note has not been paid in full within five years from the Termination Date, then upon the Performance Fee Trigger Date, the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at the time of the Performance Fee Trigger Date, the Advisor, its successors or assigns, may elect to convert the balance of the fee into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board of Directors based upon the Appraised Value of Company’s Properties on the date of election plus the fair market value of all other Loans and Permitted Investments of the Company on the date of election.”
2.Payments on Termination and Survival of Certain Rights and Obligations. Section 13.03(i) is hereby amended and restated in its entirety as follows:
“(i)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination (A) all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement and (B) the Subordinated Performance Fee Upon Termination, provided that no Subordinated Performance Fee Upon Termination will be paid if the Company has paid or is obligated to pay the Subordinated Incentive Fee. If at the Termination Date, the Advisor will be entitled to the Subordinated Performance Fee Upon Termination upon the Performance Fee Trigger Date, then the Company agrees that until the Subordinated Performance Fee Upon Termination is paid, if ever, the Company will not pay to any subsequent external advisor that is not affiliated with KBS Capital Advisors LLC (1) any fee or other compensation based on a participation in the Company’s cash flow from operation activities, cash flows from investing activities and cash flows from financing activities (each as defined by GAAP) or any fee or compensation based on an increase in the value of the Company or its assets or (2) any fee or compensation upon a Merger or Listing.”
3.Ratification; Effect on Advisory Agreement.
a.    Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.
b.    Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS GROWTH & INCOME REIT, INC.

By: __/s/ Charles J. Schreiber, Jr.________
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By: GKP Holding LLC, a Manager

   By: __/s/Peter McMillan III___________
Peter McMillan III, Manager

   By: _/s/Keith D. Hall________________
Keith D. Hall, Manager

By: Schreiber Real Estate Investments, L.P., a Manager

   By: Schreiber Investments, LLC, as general partner

       By: _/s/ Charles J. Schreiber,Jr.____
Charles J. Schreiber, Jr., Manager